SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


|_|       Filed by the Registrant
|X|       Filed by a Party other than the Registrant

Check the appropriate box:

|_|         Preliminary Proxy Statement
|_|         Confidential, for Use of the Commission Only
|_|         (as permitted by Rule 14a-6(e)(2))
|_|         Definitive Proxy Statement
|X|         Definitive Additional Materials
|_|         Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             Foxmoor Industries Inc.
                (Names of Registrant as Specified in Its Charter)


                         General Pacific Capital, Inc.
    (Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check appropriate box):

|XX|     No fee required.
|_|      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
         or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

    1)       Title of each class of securities to which transaction applies:
    2)       Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computes pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    4)       Total fee paid:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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     4)       Date Filed:

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                                  June 2, 1997

                               VOTE THE BLUE PROXY

Dear Fellow Foxmoor Industries Stockholder:

We have previously sent you proxy material describing our nominees for the Board of Directors at the Annual Meeting of Foxmoor Industries to be held on June 16, 1997 as well as a series of questions which we believe current management should be willing to answer about our Company and their performance. Current management has consistently refused to provide adequate information to us, the shareholders of Foxmoor.

If you believe that it is time for a new management team that puts your interest first, vote the BLUE proxy card FOR the nominees of General Pacific Capital, Inc. listed below -- an experienced management team dedicated to the restoration of shareholder value at Foxmoor.

                                 Paul H. Eagland
                                Michael J. Smith
                              John R. Lefebvre, Jr.

                     If you would like to learn more about
                        Foxmoor or about General Pacific
                      Capital, please call us toll free at
                                 1-888-394-7799.

                 YOUR VOTE IS VERY IMPORTANT AND TIME IS SHORT.

                    PLEASE VOTE YOUR BLUE PROXY CARD FOR THE
                  NOMINEES LISTED ABOVE AND RETURN IT PROMPTLY.

                                              Very truly yours,



                                             General Pacific Capital, Inc.



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